Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Reports Earnings for First Quarter 2016

HOUSTON — (May 2, 2016) -

FIRST QUARTER HIGHLIGHTS

•	Reported first quarter adjusted EBITDA and distributable cash flow of $23.6 and $16.5 million, respectively.

•	Distribution agreement in place with sponsor supporting 1.0x coverage through 2017. (1)

•	Commodity-based cash flows more than 90 percent hedged for 2016.

Midcoast Energy Partners, L.P. (NYSE:MEP) ("Midcoast Partners" or "the Partnership") reports adjusted EBITDA and distributable cash flow for the three months ended March 31, 2016 of $23.6 million and $16.5 million, respectively.

As previously announced, the board of directors of our general partner declared a quarterly cash distribution of $0.3575 per unit, or $1.43 per unit on an annualized basis on all of its outstanding common and subordinated units, for the quarter ended March 31, 2016. The approved distribution remains unchanged from the previous quarter and represents an increase of 2.9 percent over the first quarter of 2015. The distribution is payable on May 13, 2016, to unitholders of record at the close of business on May 6, 2016.

“The Partnership’s earnings for the first quarter are well in line with our expectations. During the quarter, we benefited from the constructive actions successfully executed throughout 2015 to strengthen our business, including establishing a more sustainable cost structure and divesting certain non-core assets,” said C. Gregory Harper, president.

“Looking forward, more than 90 percent of 2016 commodity-based cash flows are hedged at weighted average prices well above current market levels, which supports our current year financial outlook and underpins a level of cash flow certainty. Building upon our momentum gained last year, our team remains focused on executing on our strategic priorities, including attracting volumes to our system, capturing new low-risk business, executing additional opportunities to further reduce operating costs commensurate with activity levels, and rationalizing other non-core assets,” Harper continued.

In light of the low commodity price environment and the ongoing challenges it presents to our business, MEP has begun working with our sponsor, Enbridge Energy Partners, L.P. (“EEP”), to explore and evaluate a broad range of strategic alternatives to address these challenges in our jointly owned gas business, Midcoast Operating, L.P. (“MOLP”). EEP has also indicated that as part of its review, it is considering strategic alternatives with respect to its investment in MOLP and MEP. The various strategic alternatives being evaluated may include, but are not necessarily limited to: asset sales; mergers, joint ventures, reorganizations or recapitalizations; and further reductions in operating and capital expenditures. The evaluation process is in the early stages and is ongoing, and no decision on any particular strategic alternative has yet been reached. In addition, MEP cannot assure that any particular strategic alternative will be pursued or effected. Neither MEP nor EEP intend to disclose further developments with respect to this evaluation process except to the extent that a specific course of action is approved, the process is concluded or it is required by law or otherwise deemed appropriate.

(1)	As previously disclosed, distribution agreement in place with sponsor to support 1.0x coverage each quarter with respect to any declared distribution through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

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COMPARATIVE EARNINGS STATEMENT

The financial results for the three months ended March 31, 2016 for Midcoast Partners are presented on a consolidated basis. We own a 51.6 percent controlling interest in Midcoast Operating, and for the three months ended March 31, 2016, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for EEP’s interest in Midcoast Operating.

COMPARATIVE EARNINGS STATEMENT

	Three months ended
	March 31,
(unaudited, dollars in millions except per unit amounts)	2016	2015
Operating revenue	$431.9	$873.5
Operating expenses:
Cost of natural gas and natural gas liquids	348.0	779.1
Operating and maintenance	57.2	63.4
General and administrative	15.6	21.0
Depreciation and amortization	39.5	38.3
Operating loss	(28.4)	(28.3)
Interest expense, net	(8.3)	(6.7)
Other income	7.3	5.7
Loss before income tax expense	(29.4)	(29.3)
Income tax expense	(0.9)	(0.8)
Net loss	(30.3)	(30.1)

Less: Net loss attributable to noncontrolling interest	(10.1)	(10.1)
Net loss attributable to general and limited partner
ownership interest in Midcoast Energy Partners, L.P.	$(20.2)	$(20.0)

Net loss attributable to limited partners	$(19.8)	$(19.6)
Weighted average limited partner units (millions)	45.2	45.2
Net loss per limited partner unit (dollars)	$(0.44)	$(0.43)

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COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three months ended March 31, 2016 with the same period of 2015. The comparison refers to adjusted operating income, which excludes the effect of non-cash and other items that are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended
Adjusted Operating Income (loss)	March 31,
(unaudited, dollars in millions)	2016	2015
Gathering, Processing and Transportation	$(1.0)	$6.9
Logistics and Marketing	2.1	0.2
Adjusted operating income	1.1	7.1

MEP Corporate	(1.2)	(1.7)
Adjusted operating income (loss)	$(0.1)	$5.4

Gathering, Processing and Transportation – First quarter adjusted operating results for the Gathering, Processing and Transportation segment were $7.9 million lower than the same period of 2015. The decrease in segment adjusted operating income was predominantly attributable to lower natural gas and NGL system production volumes, in addition to lower commodity prices, net of hedges. Lower system volumes were primarily attributable to the continued low commodity price environment for hydrocarbons, which has resulted in reductions in drilling activity from producers in the areas in which we operate. The decrease in operating income was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

Midcoast Operating	Three months ended
Gathering, Processing and Transportation Throughput	March 31,
(MMBtu per day)	2016	2015
East Texas	948,000	1,007,000
Anadarko	652,000	831,000
North Texas	216,000	287,000
Total	1,816,000	2,125,000

NGL Production
(Barrels per day)	2016	2015
Total System Production	73,499	81,046

Logistics and Marketing – First quarter adjusted operating results for the Logistics and Marketing segment were $1.9 million higher than the same period of 2015. The increase in adjusted operating income was primarily attributable to lower operating and administrative expenses from enacted cost reduction measures.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will host a conference call at 8:30 a.m. Eastern Time on Monday, May 2, 2016 to review its first quarter 2016 financial results. The call will be webcast live over the internet and may be accessed on the Midcoast Partners website under “Events and Presentations” or directly at http://edge.media-server.com/m/p/5mgtkfwq

Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

http://www.midcoastpartners.com under “Events and Presentations”

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Replay Information

A webcast replay will be available at the link above approximately two hours after the conclusion of the event. A transcript will be posted to the website within approximately 24 hours.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that are not indicative of our core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended
Adjusted Earnings	March 31,
(unaudited; dollars in millions except per unit amounts)	2016	2015
Net loss attributable to general and limited partner
ownership interests in Midcoast Energy Partners, L.P.	$(20.2)	$(20.0)
Noncash derivative fair value losses
-Gathering, Processing and Transportation	13.0	8.2
-Logistics and Marketing	1.0	9.9
Make-up rights adjustment	-	(0.3)
Option premium amortization	0.6	(0.7)
Adjusted net loss	$(5.6)	$(2.9)

Adjusted net loss attributable to limited partners	$(5.5)	$(2.8)
Weighted average units (millions)	45.2	45.2
Adjusted net loss per limited partner unit (dollars)	$(0.12)	$(0.06)

Midcoast Operating	Three months ended
Gathering, Processing and Transportation	March 31,
(unaudited; dollars in millions)	2016	2015
Operating loss	$(27.3)	$(7.6)
Noncash derivative fair value losses	25.1	15.9
Option premium amortization	1.2	(1.4)
Adjusted operating income (loss)	$(1.0)	$6.9

Midcoast Operating	Three months ended
Logistics and Marketing	March 31,
(unaudited; dollars in millions)	2016	2015
Operating income (loss)	$0.1	$(19.0)
Noncash derivative fair value losses	2.0	19.2
Adjusted operating income	$2.1	$0.2

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Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles. The table also references “MOLP Adjusted EBITDA, inclusive of other cash items”, representing total cash flow generated by Midcoast Operating.

Midcoast Operating	Three months ended
Adjusted EBITDA	March 31,
(unaudited; dollars in millions)	2016	2015
Net cash provided by operating activities	$123.3	$168.2
Changes in operating assets and liabilities,
net of cash acquired	(89.9)	(124.0)
Income tax expense	0.9	0.8
Interest expense, net	8.3	6.7
Option premium amortization	1.2	(1.4)
Other	3.0	(1.5)
Adjusted EBITDA attributable to EEP retained interest	(23.2)	(24.4)
Adjusted EBITDA attributable to MEP (1)	23.6	24.4

Adjusted EBITDA attributable to EEP retained interest	23.2	24.4
Other	1.1	1.7
Adjusted EBITDA attributable to MOLP (1)	$47.9	$50.5

G&A abatement	6.2	6.3
Texas Express distributions in excess of equity earnings	3.1	3.0
MOLP adjusted EBITDA, inclusive of other cash items (1)	$57.2	$59.8

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

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MEP Adjusted EBITDA and Distributable Cash Flow

Midcoast Partners	Three months ended
Adjusted EBITDA	March 31,
(unaudited; dollars in millions)	2016	2015
Net cash provided by operating activities	$123.3	$168.2
Changes in operating assets and liabilities,
net of cash acquired	(89.9)	(124.0)
Income tax expense	0.9	0.8
Interest expense, net	8.3	6.7
Option premium amortization	1.2	(1.4)
Other	3.0	(1.5)
Adjusted EBITDA attributable to EEP retained interest	(23.2)	(24.4)
Adjusted EBITDA attributable to MEP	23.6	24.4

Maintenance capital expenditures	(3.9)	(3.1)
Income tax expense	(0.5)	(0.8)
Interest expense, net	(8.3)	(6.7)
G&A abatement	3.2	3.3
Texas Express distribution in excess of equity earnings	1.6	1.5
Distribution support agreement (1)	0.8	-
Distributable cash flow	$16.5	$18.6

(1)	Distribution agreement in place with sponsor to support 1.0x coverage each quarter with respect to any declared distribution through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating's general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. EEP is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," “consider,” "continue," "could," "estimate," "expect," “explore,” “evaluate,” "forecast," "intend," "may," "plan," "position," "projection," "should," "strategy," “opportunity,” "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward-looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil and the response by natural gas and crude oil producers to changes in any of these factors; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) cost overruns and delays on construction projects resulting from numerous factors.

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Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and any subsequently filed Quarterly Reports on Form 10-Q and current Reports on Form 8-K for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at the Partnership’s web site.

Tax notification

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Midcoast Energy Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Midcoast Energy Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Midcoast Energy Partners, L.P., are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Toll-free: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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